Exhibit 10.1

NON-QUALIFIED STOCK OPTION AGREEMENT

GRANTED TO	GRANT DATE			NUMBER OF SHARES OF COMMON STOCK	OPTION PRICE PER SHARE	SOCIAL SECURITY NUMBER
«First» «Last»	M	D	200__	«M OF SHARES»	$	«NATIONAL ID»
«Street1»	EXPIRATION DATE
«City», «State» «Postal»	M	D	201__

1.               The Option.  Alliant Techsystems Inc., a Delaware corporation (the “Company”), hereby grants to the individual named above (the “Employee”), as of the above Grant Date, an option (the “Option”) to purchase the above Number of Shares of Common Stock of the Company for the above Option Price Per Share on the terms and conditions set forth in this Non-Qualified Stock Option Agreement (this “Agreement”) and in the Alliant Techsystems Inc. 1990 Equity Incentive Plan (the “Plan”).

2.               Exercise of Option.  The exercise of the Option is subject to the following terms and conditions:

(a)          The Option may be exercised only by the Employee (or by appropriate representatives in the event of the Employee’s death), in whole or in part from time to time as provided in Paragraph 2(b) below, during the period commencing on the dates set forth in Paragraph 2(b) below and ending on the earlier of (i) the above Expiration Date or (ii) the expiration of the applicable period following the date of the Employee’s Termination Of Employment (as defined in the Plan) with the Company or one of its Subsidiaries, as provided in Paragraph 4 below.  In no event, however, may the Option be exercised to any extent after the Expiration Date.

(b)         The Option shall become exercisable in full on the third anniversary of the Grant Date.  Once the Option has become exercisable, it may be exercised at any time thereafter, subject to the provisions of this Agreement.

3.               Manner of Exercise.  The Option shall be exercised by the delivery of written notice of exercise (the “Notice”) to the Vice President of Corporate Human Resources of the Company at its executive office.  The Notice shall be on such form as the Company may prescribe and shall specify the number of shares of Common Stock of the Company as to which the Option is being exercised (the “Shares”), and shall be accompanied by payment of the purchase price of the Shares either in cash (certified or cashier’s check payable to the Company) or by the delivery of Common Stock of the Company, or both.  The Notice shall also be accompanied by such other information and documents as the Company, in its discretion, may request.

4.               Termination of Employment.  Subject to the provisions of Paragraph 2 above, the Option may be exercised as provided in the Plan and this Agreement to the following extent for the following period after the Employee’s Termination of Employment:

(a)          For three years if Termination of Employment is a result of the Employee’s death, prorated based on the number of whole months that have elapsed between the Grant Date and the Employee’s Termination of Employment, and for 180 days following death after Termination of Employment to the extent exercisable on the date of Termination of Employment;

(b)         For three years after Retirement (as defined in the Plan) or involuntary layoff to the extent exercisable on the date of Termination of Employment;

(c)          For three years after Disability (as defined in the Plan) prorated based on the number of whole months that have elapsed between the Grant Date and the Employee’s Termination of Employment; or

(d)         For 90 days after Termination of Employment by reason of voluntary layoff or any other reason, other than for cause, to the extent exercisable on the date of Termination of Employment.

The Option may not be exercised following Termination of Employment for cause.

5.               Income Taxes.  The Employee is liable for any federal, state and local income or other taxes applicable upon the grant or exercise of the Option or the disposition of the Shares.  Upon exercise of the Option, the Employee shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation or from the Shares an amount necessary to pay, all applicable taxes required by the Company to be withheld or collected in connection with the exercise of the Option.  For federal income tax purposes, the Option shall not be eligible for treatment as a qualified or incentive stock option.

6.               Acknowledgment.  The Option may not be exercised in whole or in part until the Employee dates and signs the form of Acknowledgment below and returns a signed copy of this Agreement to the Company.  By signing the Acknowledgment, the Employee agrees to the terms and conditions of this Agreement and the Plan and acknowledges receipt of a copy of the Prospectus related to the Plan.

ACKNOWLEDGMENT:	ALLIANT TECHSYSTEMS INC.

EMPLOYEE’S SIGNATURE

DATE	Daniel J. Murphy
President & Chief Executive Officer

SOCIAL SECURITY NUMBER